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                                                                      EXHIBIT 12


              [BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD]

                                              September 18, 1998

AIM Investment Portfolios
AIM Funds Group
Eleven Greenway Plaza, Suite 100
Houston, TX  77046

                  RE:      PROPOSED FUND REORGANIZATION -
                           FEDERAL INCOME TAX CONSEQUENCES

Gentlemen:

                  With reference to the Registration Statement on Form N-14 (the "Registration Statement") to be filed by AIM Funds Group ("AFG"), a Delaware business trust, with the Securities and Exchange Commission in connection with the transaction contemplated by the Agreement and Plan of Reorganization (the "Agreement") to be dated as of September 25, 1998, by and between AFG acting on behalf of AIM Money Market Fund ("Money Market Fund"), and AIM Investment Portfolios ("AIP"), a Delaware Business Trust, acting on behalf of AIM Dollar Fund ("Dollar Fund"), which Agreement is described in the Registration Statement and filed as an Exhibit thereto, we hereby confirm that the discussion set forth under the caption "Additional Information about the Agreement -- Federal Tax Consequences" in the Registration Statement provides an accurate summary of the material federal income tax consequences that would be generally relevant to the shareholders of Dollar Fund receiving shares of Money Market Fund in the proposed transaction contemplated by the Agreement.

                  We hereby consent to the filing of this opinion as Exhibit 12 to the Registration Statement and to the use of our name in the Registration Statement and in the Combined Proxy Statement and Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                         Very truly yours,

                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP